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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333- ) pertaining to the AmeriSource Corporation Employee Investment Plan, the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan, and the PharMerica, Inc. 401(k) Profit Sharing Plan of: our report dated November 7, 2001, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission; and our report dated June 15, 2001, with respect to the financial statements and schedules of the AmeriSource Corporation Employee Investment Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 5, 2002